May 3, 1996









Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                   Re: THE GREAT AMERICAN BACKRUB STORE, INC.

Gentlemen:

         We have acted as counsel to The Great American BackRub Store, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") covering 740,719 shares (the "Shares") of Common Stock, $.001 par value, all as more particularly described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-Laws, as amended to date, and such other documents as we have considered appropriate for purposes of this opinion.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

         On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and are, or when issued and paid for will be legally

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issued, fully paid and non-assessable;  subject to the provisions of Section 630 of the New York Business Corporation Law.

         Please note that this Firm holds 7,500 shares of Common Stock of the Company. In addition, Stephen Irwin, of counsel to this Firm, holds 2,800 shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.



                                   Very truly yours,



                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP